Exhibit 5.1

JONES DAY

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939  •  FACSIMILE: +1.216.579.0212

March 28, 2012

Athersys, Inc.

3201 Carnegie Avenue

Cleveland, Ohio 44115

Re:	Registration Statement on Form S-3 filed by Athersys, Inc.

Ladies and Gentlemen:

We have acted as counsel for Athersys, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale from time to time, on a continuous basis, by certain of the Company’s securityholders (the “Selling Stockholders”) of up to 8,695,654 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), as contemplated by the Company’s registration statement on Form S-3 (the “Registration Statement”). The Shares consist of 4,347,827 shares of Common Stock issued and outstanding (the “Issued Shares”) and 4,347,827 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants issued to the Selling Stockholders (the “Warrants”). The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Issued Shares have been authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable; and

2.	The Warrant Shares have been authorized by all necessary corporate action of the Company and, when issued upon exercise of the Warrants pursuant to the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, filed by the Company to effect the registration of the Shares under the Act, and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the

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JONES DAY

Athersys, Inc.

March 28, 2012

Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day